Exhibit 99.1

Keel Infrastructure Reports First Quarter 2026 Results

Zoning secured and site development on track across near-term sites: Panther Creek, Sharon, and Moses Lake

Strong balance sheet with $533 million of liquidity as of May 8, 2026 to support site development through lease signing at near-term sites

NEW YORK, May 11, 2026 - Keel Infrastructure Corp. (NASDAQ/TSX: KEEL) (“Keel Infrastructure” or “Keel”), a North American digital and energy infrastructure company, today reported its financial results for the quarter ended March 31, 2026.

“Our rebranding to Keel Infrastructure marks the completion of a nearly two-year strategic transformation. We redomiciled to the United States, built out our team from the ground up, exited our Latin American megawatts and focused our development pipeline on some of the highest-demand and most supply constrained HPC/AI markets in North America,” said Ben Gagnon, CEO. “With that work done, we now enter this new chapter with strong momentum and the clear strategic vision of advancing Panther Creek, Sharon, and Moses Lake development and through lease execution in 2026.”

“Our liquidity stands at approximately $533 million. This fully funds the capital required to advance Panther Creek, Sharon, and Moses Lake through lease execution, start of construction at Moses Lake, and covers our G&A through 2028,” said Jonathan Mir, CFO. “With our strong liquidity we can continue developing at the speed our customers require while maintaining discipline and deploying capital where returns are most compelling.”

Strategic and Operational Highlights

●	Redomiciled to the U.S. and rebranded to Keel Infrastructure, positioning Keel as a pure-play North American infrastructure development platform with enhanced strategic focus and operational alignment.

●	Completed exit from Latin American megawatts through the closing of the Paso Pe site sale, streamlining the portfolio to concentrate capital and management resources on high-growth HPC/AI opportunities in North America.

●	Secured zoning approvals and continued to advance site development across Panther Creek, Sharon, and Moses Lake, with land development and environmental permits in progress.

Liquidity

As of May 8, 2026, the Company had a total liquidity of approximately $533 million comprising approximately $336 million in unrestricted cash and approximately $197 million in unencumbered Bitcoin.

The Company sold 269 Bitcoin for $20 million in proceeds during the period beginning January 1, 2026, and ending May 8, 2026, as part of its previously communicated wind down of the Bitcoin position.

Q1 2026 Financial Highlights from Continuing Legacy Operations*

●	Revenue of $37 million, down 23% year over year.

●	General and administrative expenses of $27 million, compared to $18 million in Q1 2025. The difference was largely due to an increase in professional services related to our U.S. redomiciliation, U.S. GAAP conversion, and sale of the Paso Pe site that was completed on April 21, 2026.

●	Operating loss of $98 million, including non-cash depreciation of $28 million, compared to an operating loss of $35 million in Q1 2025, which included $18 million of non-cash depreciation. Y/Y change primarily reflects a $41 million loss related to change in fair value of digital assets in Q1 2026, compared to a loss of $23 million in Q1 2025.

●	Loss from continuing operations of $128 million, or a $0.21 loss per basic and diluted share, compared to a loss of $38 million, or a $0.08 loss per basic and diluted share, in Q1 2025. The changes reflect the increase in operating loss, and a $22 million loss from the extinguishment of the Macquarie credit facility in Q1 2026.

●	Adjusted EBITDA** of negative $17 million, or negative 45% of revenue, down from $7 million or 14% of revenue in Q1 2025. The difference was largely due to an increase in energy and infrastructure expenses of $15 million and an unfavorable change of $7 million in the gain or loss from sale of digital assets.

*	In 2025, the Company began to execute a strategic transformation, pivoting to North American HPC infrastructure and away from Bitcoin mining operations. Following the rebalancing of our portfolio, our Latin American assets are classified as sold or held for sale. The facilities have met the criteria and are now classified as discontinued operations. Continuing operations refer to our North American portfolio.

**	Adjusted EBITDA is a non-GAAP financial measure and should be read in conjunction with, and should not be viewed as alternative to or replacement of measures of operating results and liquidity presented in accordance with U.S. GAAP. In addition, the Company’s non-GAAP measures are adjusted to exclude discontinued operations, to align with the presentation in our financial statements. Refer to reconciliation to the most comparable GAAP measure included at the end of this news release

Conference Call

Management will host a conference call today, May 11, 2026 at 8:00 a.m. Eastern. All Q1 2026 materials will be available before the call and can be accessed on the ‘Quarterly Results’ section of the Keel investor site.

The live webcast and a webcast replay of the conference call can be accessed here. To access the call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

Non-GAAP Measures

Keel follows U.S. GAAP. Under U.S. GAAP, the revaluation gains and losses on the mark-to-market of its Bitcoin holdings and the realized gains and losses on the disposition of Bitcoins are reflected in its income statement. The Company also does not include the revaluation gains or losses on the mark-to-market of its Bitcoin holdings and the realized gains or losses on the disposition of Bitcoins in Adjusted EBITDA, which is a measure of the cash profitability of its operations and does not reflect the change in value of its assets and liabilities.

The Company uses Adjusted EBITDA to measure its operating activities’ financial performance and cash generating capability, to assess profitability before the impact of the items excluded from EBITDA, to provide users with a consistent and comparable measure of profitability, and to facilitate comparisons of operating performance.

About Keel Infrastructure

Keel Infrastructure is a North American digital infrastructure and energy company that develops and owns data centers and energy infrastructure for high-performance computing workloads, including AI. With a pipeline of 2.2 gigawatts and established grid interconnections already in place, Keel delivers scalable infrastructure solutions in high-demand power markets across Pennsylvania and Washington in the United States, and Québec in Canada. Keel is headquartered in New York City and trades under the ticker symbol “KEEL” on Nasdaq and TSX. Learn more at www.keelinfra.com. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated by reference into this news release.

On April 1, 2026, Keel became the ultimate parent company of Bitfarms Ltd. and its subsidiaries (“Bitfarms”) pursuant to a statutory plan of arrangement (the “Arrangement”) as part of Bitfarms’ previously announced intention to redomicile from Canada to the United States and rebrand to Keel Infrastructure (the “U.S. Redomiciliation Transaction”). Pursuant to the Arrangement, Keel indirectly acquired all of the issued and outstanding common shares in the capital of Bitfarms, and in exchange, holders of the common shares of Bitfarms received one share of common stock of Keel per common share of Bitfarms. This release is filed by Keel as successor issuer to Bitfarms, but it relates to the financial results for the quarter ended March 31, 2026, which ended prior to the closing of the U.S. Redomiciliation Transaction.

Forward-Looking Statements

This news release contains certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. The statements and information in this release regarding the North American energy and compute infrastructure strategy, opportunities relating to the potential of the Company’s data centers for HPC/AI opportunities, the prospective location of the Company’s facilities to developing AI infrastructure regions, the merits of the expansion of the sites of current facilities, our development pipeline, the availability of funds for the Company’s development activities, the success of the Company’s HPC/AI strategy in general and its ability to capitalize on growing demand for AI computing while securing predictable cash flows and revenue diversification, the benefits of the transition to U.S. GAAP accounting, the Company’s ability to drive greater shareholder value, the benefits of the U.S. Redomiciliation Transaction, and other statements regarding future growth, plans and objectives of the Company are forward-looking information.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “positioning”, “prospects”, “believes”, “on track” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information.

This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors, risks and uncertainties include, among others: our limited operating history and history of operating losses, which make it difficult to evaluate our business and prospects; our evolving business model and strategy, including our strategic transformation from Bitcoin mining to high-performance computing (“HPC”) infrastructure, which may not be successful; our dependence on reliable and economical sources of power, including regulated electricity rates in Québec (Canada), Pennsylvania and Washington State (United States); our reliance on a limited number of third-party suppliers and manufacturers, including those in foreign jurisdictions, exposing us to supply chain disruptions, trade restrictions, and tariff risks; delays, cost overruns, and other risks associated with the continued development of our existing and planned facilities; intense competition from other Bitcoin mining companies and established HPC data center operators, some of which may have greater resources and experience; the potential inadequacy of our insurance coverage to protect against all losses; our increased focus on developing HPC and AI data centers may not become profitable and may divert resources from our Bitcoin mining operations; the capital-intensive nature of constructing HPC data centers and our potential inability to secure financing for such efforts; significant competition for suitable data center sites and regulatory constraints that could adversely impact our development pipeline; our dependence on significant customers for our HPC data centers, and the risk of customer default or failure to make timely payments; the rapidly evolving regulatory landscape surrounding HPC, AI, and Bitcoin mining, which may negatively impact our expansion efforts; the high volatility of Bitcoin prices, which has significantly affected and will continue to affect the profitability of our operations; periodic Bitcoin halving events that reduce mining rewards and could render our mining operations unprofitable; increases in cryptocurrency network difficulty and global computing power that could reduce our mining revenues; our reliance on a single third-party mining pool operator, subjecting us to concentration risk; fraud or failure of Bitcoin exchanges, custodians, and other trading venues that could adversely impact Bitcoin prices and our business; our requirement to obtain and comply with numerous government permits and approvals across multiple jurisdictions; extensive environmental, energy, and climate-related regulation that could result in significant additional costs or liabilities; political uncertainty in the U.S. and internationally, including potential regulatory and policy changes affecting the cryptocurrency and data center industries; cybersecurity threats and hacking attacks that could compromise our systems and data; the potential classification of the Company as a passive foreign investment company, which could result in adverse tax consequences for U.S. holders; the need for additional capital in the future, with no assurance that financing will be available on acceptable terms; risks that our hedging activities may not be effective and could result in significant losses; counterparty risk with respect to the capped call transactions entered into in connection with the convertible notes; potential dilution to shareholders from future issuances of capital stock, conversion of convertible notes, or exercise of options and warrants; and risks related to the U.S. Redomiciliation Transaction, including the possibility that anticipated benefits may not be realized. For further information concerning these and other risks and uncertainties, refer to Keel’s filings on the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov) and on www.sedarplus.ca , including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent filings with the SEC. There may be other factors that cause results not to be as anticipated, estimated or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law. Trading in the securities of the Company should be considered highly speculative.

Investor Relations Contact:	Media Contact:

Laine Yonker	Tara Goldstein
ir@keelinfra.com	media@keelinfra.com

Keel Infrastructure Corp. Consolidated Financial & Operational Results

	Three months ended March 31,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change

Revenues	36,992	47,651	(10,659)	(22)%
Cost of revenues	(63,297)	(47,375)	(15,922)	34%
Gross (loss) profit	(26,305)	276	(26,581)	nm
Gross margin	(71)%	1%	—	—

Operating expenses
General and administrative expenses	(26,837)	(17,618)	(9,219)	52%
Change in fair value of digital assets	(41,449)	(23,033)	(18,416)	80%
Realized (loss) gain on sale of digital assets	(1,810)	4,977	(6,787)	(136)%
(Loss) gain on disposition of property, plant and equipment and deposits	(1)	557	(558)	(100)%
Impairment of long-lived assets	(1,986)	—	(1,986)	(100)%
Operating loss	(98,388)	(34,841)	(63,547)	182%
Operating margin	(266)%	(73)%	—	—

Interest income	3,723	802	2,921	364%
Interest expense	(3,600)	(185)	(3,415)	nm
Loss on derivative assets and liabilities	(1,564)	(3,714)	2,150	(58)%
Loss on extinguishment of long-term debt	(21,596)	—	(21,596)	(100)%
Other expenses	(6,152)	(213)	(5,939)	nm
Total other expenses	(29,189)	(3,310)	(25,879)	782%
Loss before taxes from continuing operations	(127,577)	(38,151)	(89,426)	234%

Income tax benefit (expense)	3	(222)	225	101%
Loss from continuing operations	(127,574)	(38,373)	(89,201)	232%
Loss from discontinued operations (1)	(17,779)	(17,180)	(599)	3%
Net loss	(145,353)	(55,553)	(89,800)	162%

nm: not meaningful

1	Excluding discontinued operations in Rio Cuarto, Argentina, which have been abandoned due to the halting of the energy supply since May 12, 2025 and economic uncertainty in the region, and in Paso Pe, Paraguay, which met the criteria to be classified as held for sale as we make a strategic shift towards HPC Infrastructure in North America.

Keel Infrastructure Corp. Reconciliation of Consolidated Net (loss) income from continuing operations to EBITDA and Adjusted EBITDA from Continuing Operations**

	Three months ended March 31,
(U.S.$ in thousands except where indicated)	2026	2025	$ Change	% Change

Revenues	36,992	47,651	(10,659)	(22)%

Loss before taxes from continuing operations	(127,577)	(38,151)	(89,426)	234%
Interest income	(3,723)	(802)	(2,921)	364%
Interest expense	3,600	185	3,415	nm
Depreciation and amortization	27,694	18,448	9,246	50%
EBITDA	(100,006)	(20,320)	(79,686)	392%
EBITDA margin	(270)%	(43)%
Stock-based compensation	2,706	4,126	(1,420)	(34)%
Realized loss (gain) on disposition of digital assets	1,810	(4,977)	6,787	nm
Change in fair value of digital assets	41,449	23,033	18,416	80%
Impairment of long-lived assets	1,986	—	1,986	100%
Loss on derivative assets and liabilities	1,564	3,714	(2,150)	(58)%
Loss on extinguishment of long-term debt	21,596	—	21,596	100%
Costs not associated with ongoing operations (1)	6,032	1,671	4,361	261%
Other expense (income) (2)	6,153	(344)	6,497	nm
Adjusted EBITDA	(16,710)	6,903	(23,613)	(342)%
Adjusted EBITDA margin	(45)%	14%

nm: not meaningful

1	Costs not associated with ongoing operations for Q1 2026 includes $5.0 million of professional fees related to the U.S. redomicilation and $1.0 million related to the U.S. GAAP conversion. Costs not associated with ongoing operations for Q1 2025 include $1.6 million of professional fees related to the acquisition of Stronghold and $0.1 million related to the sale of Yguazu.

2	Other expense for Q1 2026 includes $6.2 million of other financial expense included in Other expenses (income) of the Statement of Operations, of which $4.2 million is related to the provision for receivables, $1.6 million related to the amortization of the credit facility transaction costs and the $0.2 million loss on exchange rates. Other income for Q1 2025 includes a $0.6 million gain on disposal of PPE, a $0.1 million loss on exchange rates and $0.1 million of other financial expense included in Other expenses (income) of the Statement of Operations.